Exhibit 99.1

CTG Increased Revenue 11% and Expanded Margins in
Fourth Quarter 2021 Driven by
Accelerated Transformation to Digital Solutions and Services

•	Delivered 7.2% annual revenue growth to $392.3 million in 2021, despite a reduction of $21.9 million of less profitable Non-Strategic Technology Services revenue
•

Efficient execution of large training, implementation, and support engagement for a health system in North America drove better than expected fourth quarter results for North America IT Solutions and Services segment with $45.1 million in revenue - more than double prior-year period

•

Gross margin expanded 100 basis points in the fourth quarter to 22.3% from increased contributions of IT solutions and services and continued disengagement from lower margin non-strategic technology services

o	GAAP operating income for the quarter increased 54.6% with a margin of 4.6%, up 130 basis points
•	Fourth quarter GAAP diluted EPS of $0.58, which included a reversal of a tax valuation allowance
•	Non-GAAP diluted EPS of $0.25 significantly exceeded guidance on margin improvement
•	Transformation strategy delivered annual GAAP operating income increase of 39.6%; Achieved annual GAAP diluted EPS of $0.92 and non-GAAP diluted EPS of $0.64
•	Revised reporting structure to new segments: North America and Europe IT Solutions and Services and Non-Strategic Technology Services

BUFFALO, N.Y., February 22, 2022 – CTG (Nasdaq: CTG) (“Company”), a leading provider of digital IT solutions and services in North America and Western Europe, today reported its financial results for the fourth quarter and year ended December 31, 2021.  For reporting purposes, the Company is now disclosing three segments, IT Solutions and Services in each of North America and Europe, and Non-Strategic Technology Services, primarily in North America.

Filip Gydé, CTG President and CEO commented, “Our team finished the year strong, delivering better than expected results in the fourth quarter and doubled revenue year-over-year in our North America IT Solutions and Services segment. Our financial and operational improvements in the fourth quarter were driven by the successful completion of a large training, implementation, and support engagement for a health system in North America. As a result of the increased mix of higher-margin solutions and services revenue in the quarter, we achieved significant improvement in our consolidated operating performance which drove bottom line results that exceeded our guidance for the quarter.”

“While our results will continue to reflect the timing associated with major engagements as we expand our digital solutions and services capabilities, we expect to build a larger foundation of recurring revenue at value-add margins and to disengage from less profitable business.”

Commenting on CTG’s strategy for growth and new reporting structure, Mr. Gydé added, “As part of our strategy to transform CTG into a digital solutions and services company, we are now reporting our results in three segments, which will provide greater visibility into performance across the Company. This new financial reporting structure better reflects the results of our operations, accounting for our increased strategic focus on the higher growth, higher margin solutions and services in North America and Europe. The CTG Board and management team are confident that by executing our transformation strategy, centered on building and delivering digital IT solutions and services, reducing our non-strategic technology services exposure and augmenting our organic efforts with prudent acquisitions, we will be able to deliver long-term value for CTG shareholders.”

Consolidated Fourth Quarter 2021 Review (Narrative compares with prior-year period unless otherwise noted) (unaudited)

($ in thousands)	For the Quarter Ended			Change 2020-2021		Change 2019-2020
	Dec. 31, 2021	Dec. 31, 2020	Dec. 31, 2019	$	%	$	%
Revenue	$112,389	$101,348	$99,320	$11,041	10.9%	$2,028	2.0%

GAAP Operating Income	$5,141	$3,325	$2,408	$1,816	54.6%	$917	38.1%
GAAP Operating Margin	4.6%	3.3%	2.4%

Non-GAAP Operating Income*	$5,352	$3,581	$2,975	$1,771	49.5%	$606	20.4%
Non-GAAP Operating Margin*	4.8%	3.5%	3.0%

GAAP Net Income	$8,717	$1,905	$1,671	$6,812	357.6%	$234	14.0%
GAAP Net Margin	7.8%	1.9%	1.7%

Non-GAAP Net Income*	$3,774	$2,044	$2,045	$1,730	84.6%	$(1)	0.0%
Non-GAAP Net Income Margin*	3.4%	2.0%	2.1%

Adjusted EBITDA*	$6,513	$4,935	$4,209	$1,578	32.0%	$726	17.2%
Adjusted EBITDA Margin*	5.8%	4.9%	4.2%

*A reconciliation of GAAP to non-GAAP information is included in the financial tables below.

•	Fourth quarter revenue reflected increased IT Solutions and Services business in North America, partially offset by the continued disengagement from lower-margin non-strategic business.
•

Selling, general and administrative (SG&A) expenses as a percentage of revenue decreased 40 basis points to 17.7%, despite the Company’s continued investment in solutions and business development resources in support of its digital solutions and services strategy.

•

Fourth quarter 2021 GAAP net income of $8.7 million, or $0.58 per diluted share, included a
$5.1 million, or $0.34 per diluted share, reversal of a valuation allowance against deferred tax assets in the United States.  Excluding the tax valuation allowance reversal and acquisition-related expenses, non-GAAP earnings per diluted share were $0.25, up $0.11 or nearly 80%.

Fourth Quarter Segment Performance (unaudited)

North America IT Solutions and Services

($ in thousands)	For the Quarter Ended			Change 2020-2021		Change 2019-2020
	Dec. 31, 2021	Dec. 31, 2020	Dec. 31, 2019	$	%	$	%
Revenue	$45,075	$22,440	$18,987	$22,635	100.9%	$3,453	18.2%

Gross profit	$13,262	$8,058	$6,943	$5,204	64.6%	$1,115	16.1%
Gross margin	29.4%	35.9%	36.6%

Contribution profit	$9,166	$5,160	$4,831	$4,006	77.6%	$329	6.8%
Contribution margin	20.3%	23.0%	25.4%

Europe IT Solutions and Services

($ in thousands)	For the Quarter Ended			Change 2020-2021		Change 2019-2020
	Dec. 31, 2021	Dec. 31, 2020	Dec. 31, 2019	$	%	$	%
Revenue	$40,081	$43,857	$40,214	$(3,776)	-8.6%	$3,643	9.1%

Gross profit	$8,805	$9,699	$9,119	$(894)	-9.2%	$580	6.4%
Gross margin	22.0%	22.1%	22.7%

Contribution profit	$3,262	$4,470	$3,740	$(1,208)	-27.0%	$730	19.5%
Contribution margin	8.1%	10.2%	9.3%

•

North America IT Solutions and Services revenue more than doubled in the fourth quarter of 2021 and largely reflected a large training, implementation, and support engagement for a health system in North America completed in the fourth quarter. The change in the Europe IT Solutions and Services segment reflects $1.6 million of unfavorable foreign currency exchange rate (FX) fluctuations.  Excluding the unfavorable FX, that segment declined 5.0% primarily due to lower utilization resulting from higher levels of time taken off related to illness from COVID-19.

Non-Strategic Technology Services

($ in thousands)	For the Quarter Ended			Change 2020-2021		Change 2019-2020
	Dec. 31, 2021	Dec. 31, 2020	Dec. 31, 2019	$	%	$	%
Revenue	$27,233	$35,051	$40,119	$(7,818)	-22.3%	$(5,068)	-12.6%

Gross profit	$2,947	$3,870	$4,179	$(923)	-23.9%	$(309)	-7.4%
Gross margin	10.8%	11.0%	10.4%

Contribution profit	$1,845	$2,276	$1,781	$(431)	-18.9%	$495	27.8%
Contribution margin	6.8%	6.5%	4.4%

Consolidated Full Year 2021 Results (Narrative compares with prior-year period unless otherwise noted) (unaudited)

($ in thousands)	For the Year Ended			Change 2020-2021		Change 2019-2020
	Dec. 31, 2021	Dec. 31, 2020	Dec. 31, 2019	$	%	$	%
Revenue	$392,285	$366,091	$394,170	$26,194	7.2%	$(28,079)	-7.1%

GAAP Operating Income	$12,742	$9,130	$6,912	$3,612	39.6%	$2,218	32.1%
GAAP Operating Margin	3.2%	2.5%	1.8%

Non-GAAP Operating Income*	$14,042	$11,329	$9,180	$2,713	23.9%	$2,149	23.4%
Non-GAAP Operating Margin*	3.6%	3.1%	2.3%

GAAP Net Income	$13,730	$7,639	$4,125	$6,091	79.7%	$3,514	85.2%
GAAP Net Margin	3.5%	2.1%	1.0%

Non-GAAP Net Income*	$9,620	$6,317	$5,614	$3,303	52.3%	$703	12.5%
Non-GAAP Net Income Margin*	2.5%	1.7%	1.4%

Adjusted EBITDA*	$18,081	$15,692	$12,515	$2,389	15.2%	$3,177	25.4%
Adjusted EBITDA Margin*	4.6%	4.3%	3.2%

*A reconciliation of GAAP to non-GAAP information is included in the financial tables below

•

The full year results reflect similar impacts as the fourth quarter as the Company continued to shift its revenue mix to more solutions and services-based business.  The impact of FX fluctuations in 2021 was favorable $6.8 million compared with $3.0 million in 2020.

•

SG&A expense as a percentage of revenue was 18.8% compared with 18.5% in 2020.  Included was $1.1 million of acquisition-related expenses and $0.2 million of rebranding expenses in 2021 compared with $1.6 million of acquisition-related expenses and $0.6 million in severance in 2020.

Full Year Segment Performance (unaudited)

North America IT Solutions and Services

($ in thousands)	For the Year Ended			Change 2020-2021		Change 2019-2020
	Dec. 31, 2021	Dec. 31, 2020	Dec. 31, 2019	$	%	$	%
Revenue	$101,506	$67,948	$74,123	$33,558	49.4%	$(6,175)	-8.3%

Gross profit	$32,621	$23,995	$23,666	$8,626	35.9%	$329	1.4%
Gross margin	32.1%	35.3%	31.9%

Contribution profit	$18,738	$14,627	$14,668	$4,111	28.1%	$(41)	-0.3%
Contribution margin	18.5%	21.5%	19.8%

Europe IT Solutions and Services

($ in thousands)	For the Year Ended			Change 2020-2021		Change 2019-2020
	Dec. 31, 2021	Dec. 31, 2020	Dec. 31, 2019	$	%	$	%
Revenue	$169,341	$154,847	$148,108	$14,494	9.4%	$6,739	4.6%

Gross profit	$40,311	$37,818	$33,269	$2,493	6.6%	$4,549	13.7%
Gross margin	23.8%	24.4%	22.5%

Contribution profit	$18,966	$17,452	$13,444	$1,514	8.7%	$4,008	29.8%
Contribution margin	11.2%	11.3%	9.1%

Non-Strategic Technology Services

($ in thousands)	For the Year Ended			Change 2020-2021		Change 2019-2020
	Dec. 31, 2021	Dec. 31, 2020	Dec. 31, 2019	$	%	$	%
Revenue	$121,438	$143,296	$171,939	$(21,858)	-15.3%	$(28,643)	-16.7%

Gross profit	$13,518	$15,145	$18,100	$(1,627)	-10.7%	$(2,955)	-16.3%
Gross margin	11.1%	10.6%	10.5%

Contribution profit	$8,614	$8,153	$7,581	$461	5.7%	$572	7.5%
Contribution margin	7.1%	5.7%	4.4%

Balance Sheet and Cash Flow

Cash and cash equivalents were $35.6 million, up $2.7 million, or 8.3%, since year-end 2020. Full year net cash provided by operations was $7.4 million and was used in part to fund capital expenditures of $1.9 million.

At the end of 2021, the Company had no outstanding balance on its revolving line of credit facility or any other long-term debt.  Days sales outstanding were 67 in the fourth quarter of 2021 compared with 74 in the prior-year period.

2022 Outlook

Mr. Gydé concluded, “As we execute our transformation strategy to build a leading digital solutions and services enterprise for North America and Europe, we are committed to reducing our low margin non-strategic business while building our global solutions and services business.  We expect headwinds on revenue in 2022 of approximately $25 to $35 million from the disengagement from non-strategic services and the fourth quarter completion of the large engagement. However, we expect 2022 revenue in the range of $375 million to $395 million.  Given our shift to higher margins, we expect earnings to continue to expand, with 2022 non-GAAP diluted earnings per share ranging from $0.64 to $0.72.  Our goal over the next two years is to grow adjusted EBITDA margins to 7% to 8% of revenue, representing an increase of approximately 50% to 75% from 2021.”

The Company expects its quarterly performance throughout 2022 to be uneven due to engagement timing, and after a slower start to the year, expects results to improve throughout the year.

Conference Call and Webcast

CTG will hold a conference call today at 11:00 a.m. Eastern Time to discuss the Company’s financial results and business outlook. To access the live call, dial +1 844 291 6362 and enter the access code 1361242. The conference call will also be available via webcast in the Investors section of CTG’s website at www.ctg.com.

A replay of the call will be available from 3:00 p.m. Eastern Time today through February 25, 2022 by dialing +1 866 207 1041 and entering the access code 2423685. The webcast will also be archived on CTG’s website in the Events & Presentations section for at least 90 days following completion of the live conference call.

About CTG

CTG is a leading provider of digital transformation solutions and services that accelerate clients’ project momentum and achievement of their desired IT and business outcomes. We have earned a reputation as a faster and more reliable, results-driven partner focused on improved data-driven decision making, meaningful business performance improvements, new and enhanced customer experiences, and continuous innovation. CTG has operations in North America, South America, Western Europe, and India. The Company regularly posts news and other important information at www.ctg.com.

Reconciliation of GAAP to Non-GAAP Information

The Company has referenced non-GAAP information in this news release. The Company believes that the use of non-GAAP financial information provides useful information to investors and management to gain an overall understanding of its current financial performance and prospects. In addition, management uses non-GAAP financial measures for forecasting, facilitating ongoing operating decisions, and measuring the Company’s overall performance. The Company believes that these non-GAAP measures align closely with its internal measurement processes and are reflective of the Company’s core operating results.

A reconciliation of GAAP to non-GAAP information is included in the financial tables below. The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. Also, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures. As such, the non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated.

Forward-Looking Statements

This document contains certain forward-looking statements concerning the Company's current expectations as to future growth, financial outlook, business strategy and performance expectations for 2022 and beyond and statements related to cost control, new business opportunities, financial performance, market demand, and other attributes of the Company, which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995. Generally, the words “anticipates”, “believes”, “expects”, “plans”, “may”, “will”, “might,” “would”, “should”, “could,” “seeks”, “estimates”, “anticipates,” “project”, “predict”, “potential”, “currently”, “continue”, “intends”, “outlook”, and other similar words identify forward-looking statements. These statements are based upon the Company's current expectations and assumptions, a review of industry reports, current business conditions in the areas where the Company does business, feedback from existing and potential new clients, a review of current and proposed legislation and governmental regulations that may affect the Company and/or its clients, and other future events or circumstances. Actual results could differ materially from the outlook guidance, expectations, and other forward-looking statements as a result of a number of factors and risks, including among others, the effects of the COVID-19 pandemic and the regulatory, social and business responses thereto on the Company’s business, operations, employees, contractors and clients, the availability to the Company of qualified professional staff, domestic and foreign industry competition for clients and talent, increased bargaining power of large clients, the Company's ability to protect confidential client data, the partial or complete loss of the revenue the Company generates from International Business Machines Corporation (IBM), the ability to integrate businesses when acquired and retain their clients while achieving cost reduction targets, the uncertainty of clients' implementations of cost reduction projects, the effect of healthcare reform and initiatives, the mix of work between solutions and services and non-strategic technology services, currency exchange risks, risks associated with operating in foreign jurisdictions, renegotiations, nullification, or breaches of contracts with clients, vendors, subcontractors or other parties, the change in valuation of capitalized software balances, the impact of current and future laws and government regulation, as well as repeal or modification of such, affecting the information technology (IT) solutions and services and staffing industry, taxes and the Company's operations in particular, industry, economic and political conditions, including fluctuations in demand for IT services, consolidation among the Company's competitors or clients, the need to supplement or change our IT services in response to new offerings in the industry or changes in client requirements for IT products and solutions, actions of activist shareholders, and other factors that involve risk and uncertainty including those listed in the Company's reports filed with the Securities and Exchange Commission. Such forward-looking statements should be read in conjunction with the Company's disclosures set forth in the Company's Form 10-K for the year ended December 31, 2020, including the uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections and other reports, including but not limited to subsequent quarterly reports on Form 10-Q, that may be filed from time to time with the Securities and Exchange Commission and may be obtained through the Securities and Exchange Commission's Electronic Data Gathering and Analysis Retrieval System ("EDGAR") at www.sec.gov.The Company assumes no obligation to update the forward-looking information contained in this release.

Contacts:

John M. Laubacker	Investor Relations:
Chief Financial Officer	Deborah K. Pawlowski
Tel: (716) 887-7368	Kei Advisors LLC
dpawlowski@keiadvisors.com
Tel: (716) 843-3908

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Statements of Income

(Unaudited)

(amounts in thousands except per share data)

	For the Quarter Ended
	December 31,	December 31,	December 31,
	2021	2020	2019

Revenue	$112,389	$101,348	$99,320
Cost of services	87,375	79,721	79,079
Gross profit	25,014	21,627	20,241
Selling, general and admin. expenses	19,873	18,302	17,833
Operating income	5,141	3,325	2,408
Non-taxable life insurance gain	-	24	-
Gain on sale of building	-	-	-
Other income (expense), net	(57)	156	125
Income before income taxes	5,084	3,505	2,533
Provision (benefit) for income taxes	(3,633)	1,600	862
Net income	$8,717	$1,905	$1,671

Net income per share:
Basic	$0.62	$0.14	$0.12
Diluted	$0.58	$0.13	$0.12

Weighted average shares outstanding:
Basic	14,153	13,670	13,509
Diluted	15,101	14,702	14,238

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Statements of Income

(Unaudited)

(amounts in thousands except per share data)

	For the Year Ended
	December 31,	December 31,	December 31,
	2021	2020	2019

Revenue	$392,285	$366,091	$394,170
Cost of services	305,835	289,133	319,135
Gross profit	86,450	76,958	75,035
Selling, general and admin. expenses	73,708	67,828	68,123
Operating income	12,742	9,130	6,912
Non-taxable life insurance gain	-	987	-
Gain on sale of building	-	824	-
Other expense, net	(1,005)	(280)	(623)
Income before income taxes	11,737	10,661	6,289
Provision (benefit) for income taxes	(1,993)	3,022	2,164
Net income	$13,730	$7,639	$4,125

Net income per share:
Basic	$0.99	$0.56	$0.31
Diluted	$0.92	$0.53	$0.29

Weighted average shares outstanding:
Basic	13,926	13,621	13,450
Diluted	14,971	14,427	13,997

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Balance Sheets

(Unaudited)

(amounts in thousands)

	December 31,	December 31,
	2021	2020
Current Assets:
Cash and cash equivalents	$35,584	$32,865
Accounts receivable, net	84,252	76,892
Other current assets	2,929	3,381
Total current assets	122,765	113,138

Property and equipment, net	5,242	5,515
Operating lease right-of-use assets	22,132	22,116
Cash surrender value	4,018	3,587
Acquired intangibles, net	7,280	9,097
Goodwill	19,676	21,275
Other assets	7,221	1,525

Total Assets	$188,334	$176,253

Current Liabilities:
Accounts payable	$21,150	$18,784
Accrued compensation	22,534	21,968
Operating lease liabilities	6,444	6,427
Other current liabilities	14,855	13,966
Total current liabilities	64,983	61,145

Operating lease liabilities	15,612	15,564
Other liabilities	13,302	20,036
Shareholders' equity	94,437	79,508

Total Liabilities and Shareholders' Equity	$188,334	$176,253

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(amounts in thousands)

	For the Year Ended
	December 31,	December 31,	December 31,
	2021	2020	2019

Net income	$13,730	$7,639	$4,125
Depreciation and amortization expense	3,172	3,309	3,268
Equity-based compensation expense	2,640	2,483	1,748
Other operating items	(12,131)	17,307	(611)
Net cash provided by operating activities	7,411	30,738	8,530
Net cash used in investing activities	(2,471)	(4,983)	(11,521)
Net cash provided by (used in) financing activities	(1,074)	(5,685)	1,794
Effect of exchange rates on cash and cash equivalents	(1,147)	2,014	(453)
Net increase (decrease) in cash and cash equivalents	2,719	22,084	(1,650)
Cash and cash equivalents at beginning of period	32,865	10,781	12,431
Cash and cash equivalents at end of period	$35,584	$32,865	$10,781

COMPUTER TASK GROUP, INCORPORATED (CTG)

Segment Information

(Unaudited)

(amounts in thousands)

For reporting purposes, the Company discloses three segments, including IT solutions and services in each of North America and Europe, and Non-Strategic Technology Services, primarily in North America. The Company continues to make investments in business development, including solutions, sales, delivery, and recruiting to drive its digital transformation strategy in both the North America and Europe IT Solutions and Services segments. The Company is not making investments in its Non-Strategic Technology Services segment that includes lower margin staffing services. Contribution profit represents operational profit after consideration of expenses such as sales, solutions, delivery, recruiting and administrative expenses.

	For the Quarter Ended December 31, 2021
	North
	America	Europe	Non-Strategic
	IT Solutions	IT Solutions	Technology	GAAP		Non-GAAP
	and Services	and Services	Services	Totals	Non-GAAP*	Totals

Revenue	$45,075	$40,081	$27,233	$112,389		$112,389
Cost of services	31,813	31,276	24,286	87,375		87,375
Gross profit	13,262	8,805	2,947	25,014		25,014
Gross margin	29.4%	22.0%	10.8%	22.3%		22.3%
Operating expenses	4,096	5,543	1,102	10,741		10,741
Contribution profit	$9,166	$3,262	$1,845	14,273		14,273
Contribution margin	20.3%	8.1%	6.8%	12.7%		12.7%
General and admin. expense				9,132	(211)	8,921
Operating income				$5,141	$211	$5,352
Operating margin				4.6%		4.8%

* Non-GAAP costs represent certain acquisition-related expenses

COMPUTER TASK GROUP, INCORPORATED (CTG)

Segment Information

(Unaudited)

(amounts in thousands)

	For the Quarter Ended December 31, 2020
	North
	America	Europe	Non-Strategic
	IT Solutions	IT Solutions	Technology	GAAP		Non-GAAP
	and Services	and Services	Services	Totals	Non-GAAP*	Totals

Revenue	$22,440	$43,857	$35,051	$101,348		$101,348
Cost of services	14,382	34,158	31,181	79,721		79,721
Gross profit	8,058	9,699	3,870	21,627		21,627
Gross margin	35.9%	22.1%	11.0%	21.3%		21.3%
Operating expenses	2,898	5,229	1,594	9,721		9,721
Contribution profit	$5,160	$4,470	$2,276	11,906		11,906
Contribution margin	23.0%	10.2%	6.5%	11.7%		11.7%
General and admin. expense				8,581	(256)	8,325
Operating income				$3,325	$256	$3,581
Operating margin				3.3%		3.5%

	For the Quarter Ended December 31, 2019
	North
	America	Europe	Non-Strategic
	IT Solutions	IT Solutions	Technology	GAAP		Non-GAAP
	and Services	and Services	Services	Totals	Non-GAAP*	Totals

Revenue	$18,987	$40,214	$40,119	$99,320		$99,320
Cost of services	12,044	31,095	35,940	79,079		79,079
Gross profit	6,943	9,119	4,179	20,241		20,241
Gross margin	36.6%	22.7%	10.4%	20.4%		20.4%
Operating expenses	2,112	5,379	2,398	9,889		9,889
Contribution profit	$4,831	$3,740	$1,781	10,352		10,352
Contribution margin	25.4%	9.3%	4.4%	10.4%		10.4%
General and admin. expense				7,944	(567)	7,377
Operating income				$2,408	$567	$2,975
Operating margin				2.4%		3.0%

* Non-GAAP costs represent certain acquisition-related expenses

COMPUTER TASK GROUP, INCORPORATED (CTG)

Segment Information

(Unaudited)

(amounts in thousands)

	For the Year Ended December 31, 2021
	North
	America	Europe	Non-Strategic
	IT Solutions	IT Solutions	Technology	GAAP		Non-GAAP
	and Services	and Services	Services	Totals	Non-GAAP**	Totals

Revenue	$101,506	$169,341	$121,438	$392,285		$392,285
Cost of services	68,885	129,030	107,920	305,835		305,835
Gross profit	32,621	40,311	13,518	86,450		86,450
Gross margin	32.1%	23.8%	11.1%	22.0%		22.0%
Operating expenses	13,883	21,345	4,904	40,132		40,132
Contribution profit	$18,738	$18,966	$8,614	$46,318		46,318
Contribution margin	18.5%	11.2%	7.1%	11.8%		11.8%
General and admin. expense				33,576	(1,300)	32,276
Operating income				$12,742	$1,300	$14,042
Operating margin				3.2%		3.6%

** Non-GAAP costs include expenses associated with rebranding and certain acquisition-related expenses

	For the Year Ended December 31, 2020
	North
	America	Europe	Non-Strategic
	IT Solutions	IT Solutions	Technology	GAAP		Non-GAAP
	and Services	and Services	Services	Totals	Non-GAAP***	Totals

Revenue	$67,948	$154,847	$143,296	$366,091		$366,091
Cost of services	43,953	117,029	128,151	289,133		289,133
Gross profit	23,995	37,818	15,145	76,958		76,958
Gross margin	35.3%	24.4%	10.6%	21.0%		21.0%
Operating expenses	9,368	20,366	6,992	36,726		36,726
Contribution profit	$14,627	$17,452	$8,153	40,232		40,232
Contribution margin	21.5%	11.3%	5.7%	11.0%		11.0%
General and admin. expense				31,102	(2,199)	28,903
Operating income				$9,130	$2,199	$11,329
Operating margin				2.5%		3.1%
***	Non-GAAP costs include severance and certain acquisition-related expenses

COMPUTER TASK GROUP, INCORPORATED (CTG)

Segment Information

(Unaudited)

(amounts in thousands)

	For the Year Ended December 31, 2019
	North
	America	Europe	Non-Strategic
	IT Solutions	IT Solutions	Technology	GAAP		Non-GAAP
	and Services	and Services	Services	Totals	Non-GAAP*	Totals

Revenue	$74,123	$148,108	$171,939	$394,170		$394,170
Cost of services	50,457	114,839	153,839	319,135		319,135
Gross profit	23,666	33,269	18,100	75,035		75,035
Gross margin	31.9%	22.5%	10.5%	19.0%		19.0%
Operating expenses	8,998	19,825	10,519	39,342		39,342
Contribution profit	$14,668	$13,444	$7,581	$35,693		35,693
Contribution margin	19.8%	9.1%	4.4%	9.1%		9.1%
General and admin. expense				28,781	(2,269)	26,512
Operating income				$6,912	$2,269	$9,181
Operating margin				1.8%		2.3%

* Non-GAAP costs represent certain acquisition-related expenses

COMPUTER TASK GROUP, INCORPORATED (CTG)

Supplemental Financial Information

(Unaudited)

						Year	Year
	For the Quarter Ended					Ended	Ended
	Dec.	Mar.	Jun.	Sept.	Dec.	Dec.	Dec.
	2020	2021	2021	2021	2021	2021	2020
Revenue (in millions)
Revenue	$101.348	$97.129	$92.164	$90.603	$112.389	$392.285	$366.091
Foreign Currency Impact	$3.088	$3.981	$3.921	$0.453	$(1.571)	$6.784	$3.027

Revenue By Geography
North America	55.2%	51.0%	51.0%	55.5%	63.4%	55.7%	55.8%
Europe	44.8%	49.0%	49.0%	44.5%	36.6%	44.3%	44.2%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Revenue by Vertical Market
Technology Service Providers	30%	31%	29%	28%	20%	27%	31%
Healthcare	17%	15%	15%	18%	36%	21%	15%
Financial Services	16%	17%	17%	18%	13%	16%	16%
Manufacturing	12%	12%	13%	12%	10%	12%	14%
Energy	5%	6%	6%	5%	4%	5%	6%
General Markets	20%	19%	20%	19%	17%	19%	18%
Total	100%	100%	100%	100%	100%	100%	100%

Operating Margins
GAAP Operating Margin	3.3%	2.2%	3.0%	3.0%	4.6%	3.2%	2.5%
Non-GAAP Operating Margin	3.5%	2.8%	3.2%	3.3%	4.8%	3.6%	3.1%

Other Information (in millions except Billable Days and EPS)
Billable Days	67	65	64	63	63	255	256
Net Income	$1.905	$1.508	$1.833	$1.672	$8.717	$13.730	$7.639
GAAP Diluted EPS*	$0.13	$0.10	$0.12	$0.11	$0.58	$0.92	$0.53
Non-GAAP Diluted EPS*	$0.14	$0.13	$0.13	$0.13	$0.25	$0.64	$0.44
Adjusted EBITDA	$4.9	$3.7	$4.1	$3.8	$6.5	$18.1	$15.7

* 2020 GAAP Diluted EPS includes a $0.08 tax benefit from a change in legislation, and 2021 fourth quarter and full year GAAP Diluted EPS includes a $0.34 benefit from a reversal of a valuation allowance against deferred tax assets in the United States

Balance Sheet Information (in millions except DSO)
Cash less Debt, Net	$32.9	$33.5	$29.2	$31.0	$35.6
Working Capital	$52.0	$53.3	$54.5	$56.6	$57.8
DSO	74	71	81	82	67

COMPUTER TASK GROUP, INCORPORATED (CTG)

(Unaudited)

The non-GAAP information below excludes gains from non-taxable life insurance and from the sale of a building, and expenses associated with rebranding, severance, certain acquisition-related expenses, and the reversal of a tax valuation allowance. The acquisition-related expenses consist of amortization of intangible assets and changes in the value of earn-out payments upon the achievement of certain financial targets from the Company’s recent acquisitions.

Reconciliation of GAAP to non-GAAP Operating Income

						Year	Year
	For the Quarter Ended					Ended	Ended
	Dec.	Mar.	Jun.	Sept.	Dec.	Dec.	Dec.
(in millions)	2020	2021	2021	2021	2021	2021	2020
GAAP Operating Income	$3.325	$2.098	$2.801	$2.702	$5.141	$12.742	$9.130
Acquisition-related expenses	0.256	0.395	0.165	0.280	0.211	1.051	1.622
Rebranding expenses	-	0.249	-	-	-	0.249	-
Severance	-	-	-	-	-	-	0.577
Non-GAAP Operating Income	$3.581	$2.742	$2.966	$2.982	$5.352	$14.042	$11.329

Reconciliation of GAAP to non-GAAP Operating Margin

						Year	Year
	For the Quarter Ended					Ended	Ended
	Dec.	Mar.	Jun.	Sept.	Dec.	Dec.	Dec.
	2020	2021	2021	2021	2021	2021	2020
GAAP Operating Margin	3.3%	2.2%	3.0%	3.0%	4.6%	3.2%	2.5%
Acquisition-related expenses	0.2%	0.4%	0.2%	0.3%	0.2%	0.3%	0.4%
Rebranding expenses	-	0.2%	-	-	-	0.1%	-
Severance	-	-	-	-	-	-	0.2%
Non-GAAP Operating Margin	3.5%	2.8%	3.2%	3.3%	4.8%	3.6%	3.1%

Reconciliation of GAAP to non-GAAP Net Income

	For the Quarter Ended						For the Year Ended
	Dec.	Dec.	Mar.	Jun.	Sept.	Dec.	Dec.	Dec.	Dec.
(in millions)	2019	2020	2021	2021	2021	2021	2021	2020	2019
GAAP Net Income	$1.671	$1.905	$1.508	$1.833	$1.672	$8.717	$13.730	$7.639	$4.125
Acquisition-related expenses	0.374	0.139	0.306	0.119	0.216	0.151	0.792	0.945	1.490
Rebranding expenses	-	-	0.192	-	-	-	0.192	-	-
Reversal of tax valuation allowance	-	-	-	-	-	(5.094)	(5.094)	-	-
Non-taxable life insurance gain	-	-	-	-	-	-	-	(0.987)	-
Gain on sale of building	-	-	-	-	-	-	-	(0.464)	-
Change in tax legislation	-	-	-	-	-	-	-	(1.141)	-
Severance	-	-	-	-	-	-	-	0.325	-
Non-GAAP Net Income	$2.045	$2.044	$2.006	$1.952	$1.888	$3.774	$9.620	$6.317	$5.615

COMPUTER TASK GROUP, INCORPORATED (CTG)

(Unaudited)

Reconciliation of GAAP to non-GAAP Diluted Earnings per Share (EPS)

						Year	Year
	For the Quarter Ended					Ended	Ended
	Dec.	Mar.	Jun.	Sept.	Dec.	Dec.	Dec.
	2020	2021	2021	2021	2021	2021	2020
GAAP Diluted EPS	$0.13	$0.10	$0.12	$0.11	$0.58	$0.92	$0.53
Acquisition-related expenses	0.01	0.02	0.01	0.02	0.01	0.05	0.07
Rebranding expenses	-	0.01	-	-	-	0.01	-
Reversal of tax valuation allowance	-	-	-	-	(0.34)	(0.34)	-
Non-taxable life insurance gain	-	-	-	-	-	-	(0.07)
Gain on sale of building	-	-	-	-	-	-	(0.03)
Change in tax legislation	-	-	-	-	-	-	(0.08)
Severance	-	-	-	-	-	-	0.02
Non-GAAP Diluted EPS	$0.14	$0.13	$0.13	$0.13	$0.25	$0.64	$0.44

Reconciliation of Net Income to Adjusted EBITDA, which includes earnings before interest (including amortization of deferred debt financing costs), taxes, depreciation and amortization, equity-based compensation, rebranding expenses, non-taxable life insurance gain, and acquisition-related expenses.

	For the Quarter Ended						For the Year Ended
	Dec.	Dec.	Mar.	Jun.	Sept.	Dec.	Dec.	Dec.	Dec.
(in millions)	2019	2020	2021	2021	2021	2021	2021	2020	2019
Net Income	$1.671	$1.905	$1.508	$1.833	$1.672	$8.717	$13.730	$7.639	$4.125
Taxes	0.862	1.600	0.440	0.712	0.488	(3.633)	(1.993)	3.022	2.164
Interest	0.056	0.065	0.036	0.161	0.112	0.100	0.409	0.274	0.346
Depreciation and amortization	0.846	0.733	0.854	0.831	0.766	0.721	3.172	3.309	3.268
Equity-based compensation expense	0.587	0.678	0.590	0.682	0.702	0.666	2.640	2.483	1.748
Non-taxable life insurance gain	-	(0.024)	-	-	-	-	-	(0.987)	-
Other	0.187	(0.022)	0.297	(0.123)	0.007	(0.058)	0.123	(0.048)	0.864
Adjusted EBITDA	$4.209	$4.935	$3.725	$4.096	$3.747	$6.513	$18.081	$15.692	$12.515
Adjusted EBITDA Margin	4.2%	4.9%	3.8%	4.4%	4.1%	5.8%	4.6%	4.3%	3.2%

- END -

CTG news releases are available on the Web at www.ctg.com.